Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form F-1 of our report dated May 4, 2020, relating to the Audited Combined Financial Statements of Betterware de México, S.A.P.I. de C. V., appearing in the Registration Statement on Amendment No. 1 to Form F-1 of Betterware de México, S.A.P.I. de C. V., as of and for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Galaz Yamazaki, Ruiz, Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

/s/

C.P.C. Ramón Alvarez Cisneros

Guadalajara, Jalisco, Mexico

September 8, 2020